EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corp
Address:	214 North Tryon Street Charlotte, NC 28255
Date of Event Requiring Statement (Month/Day/Year):	April 13, 2015
Issuer Name and Ticker or Trading Symbol:	BlackRock MuniHoldings New Jersey Quality Fund, Inc. (MUJ)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANC OF AMERICA PREFERRED FUNDING CORP

By: /s/Edward Curland
Name: Edward Curland
Title: Authorized Signatory
Date: April 15 , 2015